Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

(2)	Registration Statement (Form S-8 No. 333-137212) pertaining to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan,

(4)	Registration Statement (Form S-3 No. 333-189924) of Columbus McKinnon Corporation and the related Prospectus, and

(5)	Registration Statement (Form S-8 No. 333-207165) pertaining to the 2014 Incentive Plan of Magnetek, Inc.;

of our reports dated March 20, 2015, with respect to the consolidated financial statements and schedule of Magnetek, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2014, incorporated by reference in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
November 9, 2015

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